Exhibit 10.22(d)

SALE PARTICIPATION AGREEMENT

June 4, 2007

To: The Person whose name is set forth on the signature page hereof

Dear Sir or Madam:

You have entered into a Management Stockholder’s Agreement, dated as of the date hereof (the “Management Stockholder’s Agreement”), among Valcon Acquisition Holding B.V., a private company with limited liability incorporated under the laws of The Netherlands (the “Company”), the Executive (as defined in the Management Stockholder’s Agreement) and you relating to (i) the granting to you by the Company of Options (as defined in the Management Stockholder’s Agreement) to acquire ordinary shares of the Company (the “Common Stock”) and (ii) the subscription by you for the Purchased Stock (as defined in the Management Stockholder’s Agreement). By his signature to this Agreement, the Executive agrees to be bound hereby. The undersigned, Valcon Acquisition Holding (Luxembourg) S.á.r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”) and the majority stockholder of the Company, controlled by investment funds associated with AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners (together with any of its affiliates, to the extent provided for in Paragraph 8 hereof, the “Selling Investors”), on behalf of the Selling Investors, hereby agrees with you as follows, effective upon such grant of Options and acquisition of Purchased Stock:

1. In the event that at any time any Selling Investor proposes to sell for cash or any other consideration any shares of Common Stock owned by it (directly or indirectly through the sale of Units (as defined in the Shareholders’ Agreement (the “Shareholders’ Agreement”) entered into by and among Luxco, Valcon Acquisition B.V. (as defined in the Management Stockholder’s Agreement), the Company and investors party thereto, in the form provided to the Management Stockholder on the date hereof (subject to any amendments thereto to which the Management Stockholder has agreed in writing to be bound)), in any transaction other than (i) Permitted Transfers (as defined in the Shareholders’ Agreement), (ii) a Public Offering (as defined in the Management Stockholder’s Agreement) or (iii) a sale to an affiliate of the Selling Investors, the Selling Investors will notify you, the Executive, the Executive’s Estate or Management Stockholder’s Trust (as such terms are defined in the Management Stockholder’s Agreement, and collectively with you, the “Management Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Notice (the “Material Terms”) promptly, and in any event not less than fifteen (15) days prior to the consummation of the Proposed Sale and not more than five (5) days after the execution of the definitive agreement relating to the Proposed Sale, if any (the “Sale Agreement”). If, within ten (10) days after the Management Stockholder Entities’ receipt of such Notice, the Selling Investors receive from the Management Stockholder Entities a written request (a “Request”) to include Common Stock held by the Management Stockholder Entities in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) otherwise mutually agreed to in writing by the Management Stockholder Entities and the Selling Investor(s)), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by the Management Stockholder Entities, may be delivered with respect to any Proposed Sale for Common Stock held by the Management Stockholder Entities. Promptly after the execution of the Sale Agreement, the Selling Investors will furnish the Management Stockholder Entities with a copy of the Sale Agreement, if any.

2. (a) The number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Request will be the product of (i) the sum of the number of shares of Common Stock then owned by the Management Stockholder Entities (and held pursuant to the Management Stockholder’s Agreement) plus all shares of Common Stock which you are then entitled to acquire under any unexercised portion of the Options, to the extent such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, multiplied by (ii) a fraction (A) the numerator of which shall be the aggregate number of shares of Common Stock proposed to be purchased by the buyer in the Proposed Sale and (B) the denominator of which shall be the total number of shares of Common Stock owned, or which would be owned upon exercise of any exercisable Options (to the extent any such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale), by the Selling Investors, the Management Stockholder Entities and other holders of shares of Common Stock who have been granted the same rights granted to the Management Stockholder Entities to participate in the Proposed Sale (an “Eligible Holder”), as the case may be.

(b) If one or more Eligible Holders elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale pursuant to Paragraph 2(a) (such non-included shares, the “Eligible Shares”), then each of the Selling Investors, the Management Stockholder Entities or the remaining Eligible Holders, or any of them, will have the right to sell in the Proposed Sale a number of additional shares of their Common Stock equal to their pro rata portion of the number of Eligible Shares, based on the relative number of shares of Common Stock then held by each such holder plus all shares of Common Stock which each such holder would then be entitled to acquire under any unexercised portion of the Options, to the extent such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to Paragraph 2(a) for the purpose of determining the number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale.

3. Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Investors propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the pro rata reduction of the number of shares of Common Stock to be sold by the Selling Investors, the Management Stockholder Entities and any Eligible Holders to be included in the Proposed Sale if required by the party proposing such Sale; the sale price; the form of consideration; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the Selling Investors covering matters regarding the Management Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be a several and not joint obligation and pro rata in proportion with the number of shares of Common Stock to be sold.

4. Upon delivering a Request, the Management Stockholder Entities will, if requested by the Selling Investors, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Selling Investors with respect to the shares of Common Stock which are to be sold by the Management Stockholder Entities pursuant hereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that the Management Stockholder Entities will irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder Entities’ behalf with respect to the matters specified therein.

5. The Management Stockholder Entities’ right pursuant hereto to participate in a Proposed Sale shall be contingent on the Management Stockholder Entities’ strict compliance with each of the provisions hereof and the Management Stockholder Entities’ respective willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Investors.

6. (a) In the event of a Proposed Sale pursuant to Section 1 hereof, the Selling Investors may elect, by so specifying in the Notice, to require the Management Stockholder Entities to, and the Management Stockholder Entities shall, participate in such Proposed Sale to the same extent calculated pursuant to Paragraph 2(a) above, in accordance with the terms and provisions of Paragraph 3 hereof; provided, however, that in such event, the order in which the shares of Common Stock held by the Management Stockholder Entities shall be required to be sold shall be: first, any shares of Common Stock then held by the Management Stockholder Entities that constitute Purchased Stock (as defined in the Management Stockholder’s Agreement); and second, any shares of Common Stock acquired pursuant to the exercise of any exercisable Options.

(b) In the event of a transaction which results in a Change in Control (as defined in the Management Stockholder’s Agreement) but is not a Proposed Sale in which the Selling Investors have exercised their rights pursuant to Paragraph 6(a) or the Management Stockholder Entities have exercised their rights pursuant to Paragraph 1 (a “Proposed Transaction”), you agree on behalf of the Management Stockholder Entities, to bear, on a several and not joint basis, your pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities borne by the Selling Investors.

(c) Your pro rata share of any amount to be paid pursuant to Paragraph 3 or Paragraph 6(b) shall be based upon the number of shares of Common Stock to be transferred by the Management Stockholder Entities plus the number of shares of Common Stock you would have the right to acquire under any unexercised portion of the Options which are then vested or would become vested as a result of the Proposed Sale or Proposed Transaction, assuming that you receive a payment in respect of such unexercised portion of the Options.

7. The obligations of the Selling Investors hereunder shall extend only to the Management Stockholder Entities, and none of the Management Stockholder Entities’ successors or assigns shall have any rights pursuant hereto.

8. If any of the Selling Investors transfer any of their interests in the Company to an affiliate of any of the Selling Investors, as a condition precedent to such transfer, such affiliate shall agree in writing to assume the obligations hereunder of the Selling Investors.

9. This Agreement may only be amended with the written consent of the parties hereto. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) immediately after a Change in Control (as defined in the Management Stockholder’s Agreement) and (ii) the date on which the Selling Investors’ beneficial ownership percentage (directly or indirectly) in the Company’s Common Stock is less than thirty-three and one-third percent (33 1/3%) of the amount of such ownership percentage as of August 22, 2006.

10. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

If to the Selling Investors, to them at the following address:

Valcon Acquisition Holding (Luxembourg) S.á.r.l.

59, rue de Rollingergrund

L-2440 Luxembourg

Grand Duchy of Luxembourg

Attention: Wolfgang Zettel

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: John G. Finley, Esq.

and:

The Nielsen Company (US), Inc.

45 Danbury Road

Wilton, Connecticut 06897

Attention: James W. Cuminale, Esq.

and

Clifford Chance LLP

Droogbak 1A

1013 GE Amsterdam

The Netherlands

Telefax: +31 20 711 9999

Attention: Joachim Fleury

If to the Company, to the Company at the following address:

Valcon Acquisition B.V.

Jachthavenweg 118

1081 KJ Amsterdam

The Netherlands

Tel.: +31 20 540 75 75

Fax.: +31 20 540 75 00

Attention: General Counsel

with a copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: John G. Finley, Esq.

and

Clifford Chance LLP

Droogbak 1A

1013 GE Amsterdam

The Netherlands

Telefax: +31 20 711 9999

Attention: Joachim Fleury

The Nielsen Company (US), Inc.

45 Danbury Road

Wilton, Connecticut 06897

Attention: James W. Cuminale, Esq.

If to you or the Executive, at the address set forth in Section 21(b) of the Management Stockholder’s Agreement;

If to your Management Stockholder’s Estate or Management Stockholder’s Trust, to the address provided to the Company by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

11. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, except to the extent that the issue or transfer of Stock shall be subject to mandatory provisions of the laws of The Netherlands. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before an arbitrator in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Only individuals who are (a) lawyers engaged full-time in the practice of law, as in-house counsel or as a professor of law; and (b) on the AAA register of arbitrators shall be selected as an arbitrator. Within twenty (20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. In the event that an action is brought to enforce the provisions of this Agreement pursuant to this Section 11, (x) if the arbitrator determines that the Management Stockholder Entities is the prevailing party in such action, the Company shall be required to pay the reasonable attorney’s fees and expenses of the Management Stockholder Entities in connection with such arbitration, as well as the arbitrator’s full fees and expenses and (y) if the Company prevails in such action or if, in the opinion of the court or arbitrator deciding such action, there is no prevailing party, each party shall pay his or its own attorney’s fees and expenses and the arbitrator’s fees and expenses will be borne equally by the parties thereto.

12. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13. It is the understanding of the undersigned that you are aware that no Proposed Sale is contemplated and that such a sale may never occur.

[Signatures on next page]

If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours,

VALCON ACQUISITION HOLDING (LUXEMBOURG) S.Á.R.L.

By:	Wolfgang Zettel
	Name:	Wolfgang Zettel
	Title:	A Director

By:	/s/ Scott A. Schoen
	Name:	Scott Schoen
	Title:	B Director

Accepted and agreed as of the date first written above.

PEREG HOLDINGS LLC

By:	/s/ Ruth Fisher
Ruth Fisher, President

The Executive:

/s/ Itzhak Fisher
ITZHAK FISHER

Sale Participation Agreement Signature Page